Exhibit 99.1

At ASH 2025 Oral Presentation, Immix Biopharma Reports Positive Phase 2 NXC-201 Results, Advancing Toward BLA Submission as a Potentially First- and Best-in-Class Therapy for relapsed/refractory AL Amyloidosis

– NXC-201 demonstrated a complete response (CR) rate of 75% (15/20) (at s/u IFE(-) level) by independent review committee –

– In four out of five pending patients, MRD negativity in bone marrow predicts future complete response, potentially increasing future CR rate to 95% –

– NEXICART-2 final readout and BLA submission planned in 2026 –

LOS ANGELES, December 7, 2025 (GLOBE NEWSWIRE) – Immix Biopharma, Inc. (“ImmixBio”, “Company”, “We” or “Us” or “IMMX”), a global leader in relapsed/refractory AL Amyloidosis, today announced positive phase 2 NXC-201 results in an oral presentation at ASH 2025 presented by Heather Landau, MD, of Memorial Sloan Kettering Cancer Center. NXC-201 demonstrated a complete response (CR) rate of 75% (15/20) (at s/u IFE(-) level) by independent review committee. In four out of five pending patients, MRD negativity in bone marrow predicts future complete response, potentially increasing future CR rate to 95%. NEXICART-2 final readout and BLA submission are planned for 2026.

“In the larger patient set Phase 2 results presented today at ASH, we are thrilled to see complete response rates continue to improve in NEXICART-2. These excellent results demonstrate the potential of NXC-201 to address the significant unmet medical need in relapsed/refractory AL Amyloidosis,” said Ilya Rachman, MD, PhD, Chief Executive Officer of Immix Biopharma. Gabriel Morris, Chief Financial Officer of Immix Biopharma, added “This exciting Phase 2 milestone brings us one step closer to delivering this promising therapy to patients upon planned BLA submission in 2026.”

ASH Presentation Results – Phase 2

Prior to NXC-201 treatment, all patients were exposed to an anti-CD38 antibody and a proteasome inhibitor. Median prior lines of therapy was 4 (range: 1-10). All patients had baseline relapsed/refractory AL Amyloidosis organ involvement. After NXC-201 treatment, complete responses (CRs) were observed in 75% (15 out of 20 patients) (at s/u IFE(-) level) by independent review committee. In four out of five pending patients, minimum residual disease (MRD) negativity in bone marrow predicts future complete response, potentially increasing the future CR rate to 95%. Downstream clinical improvement, including organ responses, were observed in 70% of evaluable patients (7/10). No neurotoxicity was observed. Only low-grade cytokine release syndrome has been observed with a median duration of 1 day. The ASH presentation contains clinical data as of November 13, 2025.

1

Current treatments typically result in a 10% or lower complete response (CR) rate in relapsed/refractory AL Amyloidosis according to Zanwar, et al 2024, indicating a high unmet medical need.

KOL Event Discussing NXC-201 ASH 2025 Oral Presentation of Phase 2 Clinical Results

A Key Opinion Leader (KOL) event with lead investigator Heather Landau, MD, of Memorial Sloan Kettering Cancer Center, Shahzad Raza, MD, of Cleveland Clinic, and Vaishali Sanchorawala, MD, of Boston Medical Center will be held Sunday, December 7, 2025 8:00pm ET to discuss the significance of the NEXICART-2 Phase 2 Clinical Results. Register to attend here.

About NEXICART-2

NEXICART-2 (NCT06097832) is an ongoing multi-site U.S. Phase 2 clinical trial of sterically-optimized CAR-T NXC-201 in relapsed/refractory AL Amyloidosis, with a registrational design. NEXICART-2 is expected to enroll 40 patients.

About NXC-201

NXC-201 is a sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy with a “digital filter” that is designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 has been awarded Regenerative Medicine Advanced Therapy (RMAT) by the FDA, and Orphan Drug Designation (ODD) by the US FDA and in the EU by the EMA.

About AL Amyloidosis

AL amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead continuously produces toxic light chains, clogging up the heart, kidney and liver, causing organ failure and death.

The number of patients in the U.S. with relapsed/refractory AL Amyloidosis is estimated to be growing at 12% per year according to Staron, et al Blood Cancer Journal, to approximately 38,500 patients in 2026.

The Amyloidosis market was $3.6 billion in 2017, and is expected to reach $6 billion in 2025, according to Grand View Research.

About Immix Biopharma, Inc.

Immix Biopharma, Inc. (ImmixBio) (Nasdaq: IMMX) is a global leader in relapsed/refractory AL Amyloidosis. AL Amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead produces toxic light chains, clogging up the heart, kidney and liver, causing organ failure and death. Our lead candidate is sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy NXC-201 with a “digital filter” that is designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 is being evaluated in the U.S. multi-center study for relapsed/refractory AL Amyloidosis NEXICART-2 (NCT06097832), with a registrational design. NXC-201 has been awarded Regenerative Medicine Advanced Therapy (RMAT) by the US FDA and Orphan Drug Designation (ODD) by FDA and in the EU by the EMA. Learn more at www.immixbio.com and www.BeProactiveInAL.com.

2

Forward Looking Statements

This press release contains forward-looking statements regarding Immix Biopharma, Inc., its results of operations, prospects, future business plans and operations and the matters discussed above, including, but not limited to, statements relating to the potential benefits of our product candidate CAR-T NXC-201 and the timing and results related to clinical trials, and planned regulatory submissions. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements also include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as “expects”, “contemplates”, “anticipates”, “plans”, “intends”, “believes”, “estimates”, “potential”, and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (i) the risk that the further data from the ongoing Phase 2 clinical trials for CAR-T NXC-201 will not be favorably consistent with the data readouts to date, (ii) the risk that the Company may not be able to continue the NEXICART-2 multi-site U.S. Phase 2 clinical trial; (iii) the risk that the Company may not be able to advance to registration-enabling studies for CAR-T NXC-201 or other product candidates, (iv) that success in early phases of pre-clinical and clinicals trials do not ensure later clinical trials will be successful; (v) that no drug product developed by the Company has received FDA pre-market approval or otherwise been incorporated into a commercial drug product, (vi) the risk that the Company may not be able to obtain additional working capital with which to continue the clinical trials for CAR-T NXC-201, or advance to the initiation of registration-enabling studies, for such product candidates as and when needed and (vii) those other risks disclosed in the section “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025 and other periodic or current reports subsequently filed with the Securities and Exchange Commission. These reports are available at www.sec.gov. Immix Biopharma cautions that the foregoing list of important factors is not complete. Immix Biopharma cautions readers not to place undue reliance on any forward-looking statements. Immix Biopharma does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Mike Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

Company Contact

irteam@immixbio.com

3